Exhibit 99.1

Corporate Headquarters

100 Motor Parkway, Suite 160

Hauppauge, NY 11788-5138

Direct Dial: 631-360-9304

Direct Fax: 631-360-9380

PRESS RELEASE

Release Date: May 30, 2006

Contact:	Ms. Judith Barber
Corporate Secretary

SMITHTOWN BANCORP DECLARES CASH DIVIDEND

DATELINE, May 30, 2006 - The board of directors of Smithtown Bancorp has declared a cash dividend of $.04 per share payable to all common shareholders of record as of the close of business on June 16, 2006. The dividend will be paid on July 3, 2006.

Smithtown Bancorp is the parent company of Bank of Smithtown. The company’s shares trade on NASDAQ under the symbol “SMTB”.